Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”), is made and entered into as of the 30 day of May, 2006, by and between CORPORATE OFFICE PROPERTIES, L. P. (the “Employer”), CORPORATE OFFICE PROPERTIES TRUST (“COPT”) and RANDALL M. GRIFFIN (the “Executive”).

RECITALS

A.   Executive and Employer executed an Employment Agreement dated July 13, 2005, providing for the employment of the Executive by the Employer upon the terms and conditions therein stated, of which the Basic Term is scheduled to expire on June 30, 2008.

B.   Employer has requested and Executive has agreed to extend the Basic Term for an additional two (2) years and the parties desire to enter into this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of Executive’s continued employment under the Employment Agreement, it is covenanted and agreed by and between the parties hereto as follows:

1.    AMENDMENT TO PARAGRAPH 4(a).  The first sentence of Section 4(a) of the Employment Agreement is deleted and the following is inserted in lieu thereof:

The Executive’s employment hereunder shall be for a term commencing on April 1, 2005 and expiring on June 30, 2010 (the “Basic Term”)

2.    NO OTHER AMENDMENTS. With the exception of paragraph 4(a) of the Employment Agreement, this Amendment does not affect or otherwise supersede any other provisions of the Employment Agreement or otherwise limit its enforceability in any way.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“Employer”		“Executive”
CORPORATE OFFICE PROPERTIES L. P.
Maryland limited liability company
By:	Corporate Office Properties Trust,
General Partner

By:	/s/ Jay H. Shidler	/s/ Randall M. Griffin
	Jay H. Shidler	Randall M. Griffin
	Chairman of the Board	Date: 5/30/06
Date: 5/30/06

CORPORATE OFFICE PROPERTIES TRUST
a Maryland estate investment trust

By:	/s/ Jay H. Shidler
Jay H. Shidler
Chairman of the Board
Date: 5/30/06